Extreme Networks Appoints Charles W. Berger as its President and Chief Executive Officer; Elected to the Board of Directors
SANTA CLARA, Calif., April 25, 2013 -- Extreme Networks, Inc. (Nasdaq: EXTR) today announced that it has appointed Charles W. “Chuck” Berger as its President and Chief Executive Officer, as well as elected him to the Board of Directors, effective immediately. Mr. Berger will be replacing Oscar Rodriguez who has resigned, effective today, from his position and has resigned from the Board of Directors of Extreme Networks.
“We appreciate Oscar’s contributions over his past three years of service to Extreme Networks and in particular his technical and sales efforts,” said Ed Meyercord, Chairman of the Extreme Networks Board of Directors. “Oscar helped build a talented team and a foundation for future growth. We thank him and wish him the best in his future endeavors.”
Mr. Berger is joining Extreme Networks following the successful sale of ParAccel, a privately held software analytics company to Actian. He is an established chief executive officer and director with 30 years of experience in the technology sector, including extensive P&L, general management, marketing and financing experience in high growth, large and mid-sized companies. Prior to ParAccel, Berger served as the CEO of DVDPlay, Nuance Communications, Vicinity Corporation, AdForce, and Radius. He has also held executive positions in sales, marketing and finance at Apple and Sun Microsystems.
Berger said, "I am honored and delighted to join Extreme Networks, a premier technology company. I look forward to working with our dedicated employees to continue to introduce innovative products, change the dynamics of the switching market with our SDN capabilities and serve our customers globally. There is a lot to do and I am excited to get started."
“We are pleased to have Chuck as our leader to drive the continued development and delivery of Extreme Networks market leading technology for our customers and to focus the team on growing shareholder value,” said Ed Meyercord. “Our Board of Directors unanimously agreed that Chuck’s track record of execution and his extensive contacts in the technology industry make him the right leader for Extreme Networks with the enormous amount of change going on in data networking today.”
Berger also currently serves as a director of Official Payments Holdings, Inc. (NASDAQ: OPAY) and a trustee of Bucknell University. He received his B.S. in Business Administration from Bucknell University and his M.B.A from the University of Santa Clara.
Extreme Networks will be announcing its fiscal third quarter results on Tuesday, April 30, 2013 after the close of the market and will hold its investor call shortly thereafter Chuck will be on the call along with Ed Meyercord and our CFO, John Kurtzweil. Details can be found on our Web site: http://www.extremenetworks.com.
Extreme Networks
Extreme Networks is a technology leader in high-performance Ethernet switching for cloud, data center and mobile networks. Based in Santa Clara, California, Extreme Networks has sold its products to more than 6,000 customers in more than 50 countries. For more information, visit the company's website at http://www.extremenetworks.com.
Except for the historical information contained herein, the matters set forth in this press release, including without limitation statements as to technology delivery, potential growth, sales performance and increased shareholder value are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date. Because such statements deal with future events, they are subject to risks and uncertainties. We undertake no obligation to update the forward-looking information in this release. Other important factors which could cause actual results to differ materially are contained in Extreme Networks’ Forms 10-Q and 10-K which are on file with the Securities and Exchange Commission (http://www.sec.gov).
Extreme Networks is either a registered trademark or trademark of Extreme Networks, Inc. in the United States and other countries.
Media Contact:
Gregory Cross
Extreme Networks, Inc. Public Relations
408 579 3483
gcross@extremenetworks.com